UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2021

Desktop Metal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38835	83-2044042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Third Avenue Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(978) 224-1244

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DM	New York Stock Exchange
Warrants to purchase one share of Class A common stock	DM.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 16, 2021, pursuant to the Purchase Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, EnvisionTEC Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub I”) and EnvisionTEC US, LLC, a wholly owned subsidiary of the Company (“Merger Sub II”), Envisiontec, Inc. (“envisionTEC”), Gulf Filtration Systems, Inc. (“Gulf”), 3dbotics, Inc. (“3dbotics” and together with envisionTEC, Gulf and 3dbotics, and Envisiontec GmbH (“envisionTEC Germany”), the “envisionTEC Group”), and the Seller, the Company completed its previously announced acquisition of the envisionTec Group (the “Closing”), with (i) the mergers (the “Mergers”) of (A) Merger Sub I with and into envisionTEC, with envisionTEC continuing as the surviving corporation, and subsequently, (B) envisionTEC with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation and a direct, wholly owned subsidiary of the Company; and (ii) the purchase of all of the issued and outstanding stock of envisionTEC Germany, Gulf and 3dbotics (the “Share Purchase”).

The transaction was valued at $300,000,000, with the Seller and certain key employees of the envisionTEC Group receiving $150 million in cash, as adjusted for, among other things, the amount of cash, debt and working capital in the business on February 16, 2021 and Seller issuing or agreeing to grant a total of 5,511,990 shares of Class A common stock of the Company and restricted stock awards valued in the aggregate at $150,000,000, based on an agreed per share price of $27.2134 per share.

A copy of the Merger Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 15, 2021. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

5,036,142 shares of Class A common stock (the "Shares") were issued to the Seller in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act. Pursuant to the Merger Agreement, the Seller represented his intention to acquire the Shares for investment only and not with a view to or for sale in connection with any distribution. The Seller also represented that he is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. Appropriate restrictive legends are reflected in a restricted book entry with the Company’s transfer agent. The Seller also had adequate access, through business relationships and the course of negotiations, to information about the Company and could, with counsel and his professional experience, evaluate that information.

Item 5.02	Election of Directors.

On February 16, 2021, the Board of Directors (the “Board”) of the Company increased the size of the Board to twelve directors and appointed Ali El-Siblani to serve as a member of the Board as a Class III Director. Pursuant to the Merger Agreement, the Company agreed to take all action necessary to cause Mr. Siblani to be appointed to its Board as a Class III director, effective from and after the Closing. Other than the Merger Agreement, there was no arrangement or understanding pursuant to which Mr. El-Siblani was elected as a director. Mr. El-Siblani has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 8.01.	Other Events.

On February 17, 2021, the Company issued a press release announcing the Closing, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The audited combined financial statements of envisionTEC Group as of December 31, 2018 and 2019 and for each of the years in the two-year period ended December 31, 2019 are attached hereto as Exhibit 99.2 and incorporated by reference herein.

The unaudited interim combined financial statements of envisionTEC Group as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 are attached hereto as Exhibit 99.3 and incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements of the Company giving pro forma effect to the acquisition of the envisionTEC Group as of and for the nine months ended September 30, 2020 is attached hereto as Exhibit 99.4 and incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 17, 2021

99.2	Audited combined financial statements of the envisionTEC Group for the years ended December 31, 2019 and 2018.

99.3	Unaudited combined financial statements of the envisionTEC Group for the nine months ended September 30, 2020.

99.4	Unaudited Pro Forma Condensed Combined Financial Information of Desktop Metal and EnvisionTEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desktop Metal, Inc.

Date:	February 17, 2021	By:	/s/ Ric Fulop
		Name:	Ric Fulop
		Title:	Chief Executive Officer